UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _______________________

FORM 8-K

  _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2025

  _______________________

Federal Home Loan Bank of New York
(Exact name of Registrant as Specified in Its Charter)

 _______________________

Federally Chartered Corporation	000-51397	13-6400946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Avenue, New York, New York	10178-0599
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 441-6616

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

  _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On March 6, 2025, the Federal Home Loan Bank of New York ("FHLBNY") informed its membership of certain amendments to the FHLBNY’s Capital Plan ("Plan"). The Plan defines the rights of the holders of the FHLBNY’s Class B Capital Stock.  The amended Plan will become effective on April 7, 2025.

In summary, the Plan is being amended as follows:

Section 4.2 – Activity-Based Stock Purchase Requirement:  The FHLBNY has removed references to ‘delivery commitments’ in connection with the establishment of Activity-Based Stock Purchase Requirements for Acquired Member Assets activity.  The removal of these references to delivery commitments reflects current standard operating procedures relating to the timing of capital stock purchases under the FHLBNY’s Mortgage Asset Program (“MAP®”).  This practice was put into effect with the launch of MAP in March 2021 and continues in practice today.

Section 7 – Termination of Membership in the FHLBNY:  Various amendments throughout Section 7 are being made to align with  changes that were made to internal FHLBNY policies regarding voluntary and involuntary withdrawal of membership.  In particular:

Section 7.1 – Voluntary Withdrawal from Membership:

•

7.1.2 Access to Benefits of Membership: In summary, changes are being made to clarify that members that voluntarily withdraw from membership will be classified as “Other Institutions” and will not be able to receive any further services, including advances (other than certain limited services required to unwind positions in an orderly manner).

Section 7.2 – Involuntary Termination of Membership:

•	7.2.1 Authority to Terminate Membership: Specifically, the changes address scenarios allowing the FHLBNY to terminate membership, such as the voluntary termination of FDIC deposit or NCUA share insurance, or when members are placed in (a) conservatorship or rehabilitation, (b) receivership or (c) other legal custodianship under federal or state law.

•	7.2.2 Access to Benefits of Membership: Similar to Section 7.1.1 above, the changes are intended to add clarity regarding the status of involuntarily terminated entities, referring to them as “Other Institutions” and indicating that such entities do not have access to services or benefits of membership except for limited services required to unwind positions in an orderly manner.

Section 7.5 – Relocation of Principal Place of Business:

•

7.5.1 General: The changes are intended to clarify the timing of when membership will be terminated by the Board after the relocation of a member’s principal place of business as defined in applicable regulations.

Finally, various edits have been made to the Plan to remove outdated provisions pertaining to the original capital stock transition and implementation process.

The foregoing description of the amendments to the Plan are qualified in their entirety by reference to a copy of the amended Plan included herein as Exhibit 4.01 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.01	Amended and Restated Capital Plan of the Federal Home Loan Bank of New York, effective as of April 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Federal Home Loan Bank of New York

Date: March 6, 2025	By:	/s/ Kevin M. Neylan
Name: Kevin M. Neylan
Title: Senior Vice President and Chief Financial Officer

3